EXHIBIT NO. 3.1
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UCI MEDICAL AFFILIATES, INC.


     UCI MEDICAL AFFILIATES, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. The name of the corporation is UCI MEDICAL AFFILIATES, INC. The date of filing its original Certificate of Incorporation with the Secretary of State was August 25, 1982, and the original name of the corporation was UrgentCare, Inc.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the original Restated Certificate of Incorporation of this corporation filed on February 1, 1984, in the following manner:

                  The Article numbered FOURTH of the original Restated Certificate of Incorporation is amended so as to read in its entirety as follows:

                  "FOURTH: After giving effect to Section Seven herein, the total number of shares of stock which the corporation shall have authority to issue is as follows: Ten Million (10,000,000) shares of Common Stock, having a par value of five cents ($.05) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000), and Ten Million (10,000,000) shares of Preferred Stock having a par value of one cent ($.01) per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000).

                  The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Common Stock and Preferred Stock of the corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the corporation to fix any such provisions not fixed by this Certificate:

                  I.       Common Stock

                           Authority is hereby expressly granted to and vested
                  in the Board of Directors of this corporation to provide for the issue of Common Stock. The holders of record of shares of Common Stock shall be entitled to unlimited voting rights equating to one (1) vote per outstanding share of Common Stock on all matters upon which shareholders are entitled to vote. Shares of Common Stock shall have distribution, dividend, and liquidation rights granted by law or declared by resolution or resolutions of the Board of Directors from time to time, except that in the absence of the establishment of liquidation rights for one or more series of Preferred Stock (either preferentially to, or on a parity with, the Common Stock) as provided below, the holders of record of shares of Common Stock shall be entitled to receive the net assets of this corporation upon dissolution. The distribution, dividend, and liquidation rights associated with the shares of Common Stock will be subordinated only to the comparable distribution, dividend, or liquidation rights associated with shares of certain series of Preferred Stock, if any, but only to the extent such preferences, if any, are established for one or more series of Preferred Stock by the Board of Directors in its discretion as provided below.

                  II.      Preferred Stock

                           The Board of Directors is hereby expressly vested
                  with the authority to adopt a resolution or resolutions provided for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, operational or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions provided for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers, other than voting powers, may be resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

                                    (1) The number of shares constituting that
                           series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

                                    (2) The dividend rate of the shares of that
                           series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                                    (3) Whether that series shall have voting
                           rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                                    (4) Whether that series shall have
                           conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, of so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

                                    (5) Whether the shares of that series shall
                           be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per shares payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                                    (6) Whether that series shall have a sinking
                           fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                                    (7) The rights of the shares of that series
                           in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                                    (8) The conditions or resolutions upon the
                           creation of indebtedness of the corporation or upon the issuance of additional preferred stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

                                    (9) The conditions or restrictions with
                           respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and,

                                    (10) Any other designations, powers,
                           preferences, and rights, including, without limitation any qualifications, limitations, or restrictions thereof.

                           Any of the Series Terms, including voting rights, of
                  any series may be made dependent upon facts ascertainable outside the Amended and Restated Certificate of Incorporation and the Preferred Stock Series Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Amended and Restated Certificate of Incorporation or in the Preferred Stock Series Resolution,

                           Subject to the provisions of this Article Four,
                  shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors or a designated committee thereof, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation. Except in respect of series particulars fixed by the Board of Directors or its committee as permitted thereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative."

                  The following addition is added to the original Restated Certificate of Incorporation so as to read in its entirety as follows:

                  "SEVENTH: Pursuant to a 1 for 5 reverse stock split, the amount of the total authorized Common Stock of this corporation is decreased and the number and par value are by these means changed so that the authorized Common Stock of this corporation, which, prior to the filing of this amendment, was Twenty Million (20,000,000) shares of Common Stock, having a par value of one cent ($.01) per share, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000), shall be Four Million (4,000,000) shares of Common Stock, having a par value of five cents ($.05) per share, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000) ; provided however, immediately after the effectuation of such reverse stock split, the authorized Common Stock of this corporation shall be increased so that the authorized Common Stock of this corporation shall be Ten Million (10,000,000) shares of Common Stock, having a par value of five cents ($.05) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000).

                  At the time this amendment becomes effective, each five (5) prior issued and outstanding shares of the Common Stock of this corporation, par value one cent ($.01) per share, shall thereby and thereupon be combined into one (1) share of validly issued, fully paid and nonassessable shares of Common Stock of this corporation, par value five cents ($.05) per share. Each person at that time holding of record any issued and outstanding share of Common Stock of this corporation shall receive upon surrender thereof to the corporation's authorized agency a stock certificate or certificates to evidence and represent the number of shares of post reverse stock split Common Stock of this corporation to which he is entitled after this reverse split; provided, however, that this corporation shall not issue fractional shares of Common Stock in connection with this reverse stock split, but, in lieu thereof, this corporation shall make a cash payment at the rate of seventy cents ($.70) and for each share of prior Common Stock to the holders thereof who would otherwise be entitled to receive fractional shares except for the provisions hereof upon surrender of certificates representing those shares to the corporation's authorized agent. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend or other right except the right to receive payment therefore as described above.

                  EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability.

                  NINTH: Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws of this corporation, the terms of the members of the Board of Directors shall be staggered in the manner set forth in this Article Nine, in lieu of electing the whole number of directors annually. Commencing on the effective date of this Article Nine, the directors shall be divided by the Board of Directors into three (3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after the election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose terms expires at the time of such meeting shall be elected to hold office until the third such succeeding annual meeting. The provisions of this Article Nine shall apply only when the Board of Directors consists of three or more members; if the Board of Directors consists of less than three members, the terms of each such member shall expire at the next annual meeting of the shareholders of the corporation.

                  TENTH: To the fullest extent permitted by law, the Board of Directors, when evaluating any offer by another party to (i) make a tender or exchange offer for any equity security of this corporation outside of the ordinary course of business, (ii) merge or consolidate this corporation with any other corporation, (iii) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, or (iv) undertake any similar extraordinary corporate transactions with this corporation, may be its discretion, in connection with exercise of its judgment in determining what is in the best interests of this corporation and its shareholders, give due consideration to: (aa) all relevant factors, including without limitation the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of this corporation and its subsidiaries, on the communities and geographical areas in which this corporation and its subsidiaries operate or are located, and on any of the businesses and properties of this corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant; and (bb) all features of the consideration being offered, not only in relation to the then current market price for the corporation's outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Director's estimate of the future value of this corporation (including the unrealized value of its properties and assets) as an independent going concern."

         3. The text of the original Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

               "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UCI MEDICAL AFFILIATES, INC.

     FIRST: The name of the corporation is: UCI MEDICAL AFFILIATES, INC.

                  SECOND: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted is: the operation of an Emergency Care Center and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: After giving effect to Section Seven herein, the total number of shares of stock which the corporation shall have authority to issue is as follows: Ten Million (10,000,000) shares of Common Stock, having a par value of five cents ($.05) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000), and Ten Million (10,000,000) shares of Preferred Stock having a par value of one cent ($.01) per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000).

                  The following is a statement of fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Common Stock and Preferred Stock of the corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the corporation to fix any such provisions not fixed by this Certificate:

                  I.       Common Stock

                           Authority is hereby expressly granted to and vested
                  in the Board of Directors of this corporation to provide for the issue of Common Stock. The holders of record of shares of Common Stock shall be entitled to unlimited voting rights equating to one (1) vote per outstanding share of Common Stock on all matters upon which shareholders are entitled to vote. Shares of Common Stock shall have distribution, dividend, and liquidation rights granted by law or declared by resolution or resolutions of the Board of Directors from time to time, except that in the absence of the establishment of liquidation rights for one or more series of Preferred Stock (either preferentially to, or on a party with, the Common Stock) as provided below, the holders of record of shares of Common Stock shall be entitled to receive the net assets of this corporation upon dissolution. The distribution, dividend, and liquidation rights associated with the shares of Common Stock will be subordinated only to the comparable distribution, dividend, or liquidation rights associated with shares of certain series of Preferred Stock, if any, but only to the extent such preferences, if any, are established for one or more series of Preferred Stock by the Board of Directors in its discretion as provided below.

                  II.      Preferred Stock

                           The Board of Directors is hereby expressly vested
                  with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, operational or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers, other than voting powers, may be resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

                                    (1) The number of shares constituting that
                           series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

                                    (2) The dividend rate of the shares of that
                           series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                                    (3) Whether that series shall have voting
                           rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                                    (4) Whether that series shall have
                           conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, of so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

                                    (5) Whether the shares of that series shall
                           be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per shares payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                                    (6) Whether that series shall have a sinking
                           fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                                    (7) The rights of the shares of that series
                           in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                                    (8) The conditions or resolutions upon the
                           creation of indebtedness of the corporation or upon the issuance of additional preferred stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

                                    (9) The conditions or restrictions with
                           respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, sharing ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and,

                                    (10) Any other designations, powers,
                           preferences, and rights, including, without limitation any qualifications, limitations, or restrictions thereof.

                           Any of the Series Terms, including voting rights, of
                  any series may be made dependent upon facts ascertainable outside the Amended and Restated Certificate of Incorporation and the Preferred Stock Series Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Amended and Restated Certificate of Incorporation or in the Preferred Stock Series Resolution.

                           Subject to the provisions of this Article Four,
                  shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors or a designated committee thereof, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation. Except in respect of series particulars fixed by the Board of Directors or its committee as permitted thereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                  FIFTH:  The corporation shall have perpetual existence.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the corporation's Board of Directors is expressly authorized to adopt, amend, or repeal by Bylaws of the corporation.

                  SEVENTH: Pursuant to a 1 for 5 reverse stock split, the amount of the total authorized Common Stock of this corporation is decreased and the number and par value are by these means changed so that the authorized Common Stock of this corporation, which, prior to the filing of this amendment, was Twenty Million (20,000,000) shares of Common Stock, having a par value of one cent ($.01) per share, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000), shall be Four Million (4,000,000) shares of Common Stock, having a par value of five cents ($.05) per share, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000); provided however, immediately after the effectuation of such reverse stock split, the authorized Common Stock of this corporation shall be increased so that the authorized Common Stock of this corporation shall be Ten Million (10,000,000) shares of Common Stock, having a par value of five cents ($.05) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000).

                  At the time this amendment becomes effective, each five (5) prior issued and outstanding shares of the Common Stock of this corporation, par value one cent ($.01) per share, shall thereby and thereupon be combined into one (1) share of validly issued, fully paid and nonassessable shares of Common Stock of this corporation, par value five cents ($.05) per share. Each person at that time holding of record any issued and outstanding share of Common Stock of this corporation shall receive upon surrender thereof to the corporation's authorized agency a stock certificate or certificates to evidence and represent the number of shares of post reverse split; provided, however, that this corporation shall not issue fractional shares of Common Stock in connection with this reverse stock split, but, in lieu thereof, this corporation shall make a cash payment at the rate of seventy cents ($.70) and for each share of prior Common Stock to the holders thereof who would otherwise by entitled to receive fractional shares except for the provisions hereof upon surrender of certificates representing those shares to the corporation's authorized agent. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend or other right except the right to receive payment therefore as described above.

                  EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability.

                  NINTH: Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws of this corporation, the terms of the members of the Board of Directors shall be staggered in the manner set forth in this Article Nine, in lieu of electing the whole number of directors annually. Commencing on the effective date of this Article Nine, the directors shall be divided by the Board of Directors into three (3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after the election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose terms expires at the time of such meeting shall be elected to hold office until the third such succeeding annual meeting. The provisions of this Article Nine shall apply only when the Board of Directors consists of three or more members; if the Board of Directors consists of less than three members, the term of each such member shall expire at the next annual meeting of the shareholders of the corporation.

                  TENTH: To the fullest extent permitted by law, the Board of Directors, when evaluating any offer by another party to (i) make a tender or exchange offer for any equity security of this corporation outside of the ordinary course of business, (ii) merge or consolidate this corporation with any other corporation, (iii) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, or (iv) undertake any similar extraordinary corporate transactions with this corporation, may in its discretion, in connection with exercise of its judgment in determining what is in the best interests of this corporation and its shareholders, give due consideration to: (aa) all relevant factors, including without limitation the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of this corporation and its subsidiaries, on the communities and geographical areas in which this corporation and its subsidiaries operate or are located, and on any of the businesses and properties of this corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant; and (bb) all features of the consideration being offered, not only in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Director's estimate of the future value of this corporation (including the unrealized value of its properties and assets) as an independent going concern."

         4. This Amended and Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, UCI Medical Affiliates, Inc. has caused this certificate to be signed by M.F. McFarland, III, M.D., its Chairman of the Board of Directors, and attested to by Jon R. Bright, its Assistant Secretary, this 30th day of June, 1994.

                                   UCI MEDICAL AFFILIATES, INC.


                                By:       /s/ M.F. McFarland, III, M.D.
                                     ---------------------------------
                                     M.F. McFarland, III, M.D. Its:
                                     Chairman of the Board


(CORPORATE SEAL)

Attest:



By:       /s/ Jon R. Bright
         ----------------------
         Jon R. Bright
         Its:  Assistant Secretary